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                                                                     Exhibit 4.5

                      SEE REVERSE FOR CERTAIN RESTRICTIONS
**NUMBER  PA-__**                                           **________** SHARES


              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE


                              THE MILLS CORPORATION

      SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK, PAR VALUE $0.01 EACH

         THIS CERTIFIES THAT **_______________** is the registered holder of **______________ (_________)** shares of Series A Cumulative Convertible Preferred Stock of THE MILLS CORPORATION transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this certificate properly endorsed or assigned.

         A statement of all of the rights, preferences, privileges and restrictions granted to or imposed upon the respective classes or series of shares of stock of the Corporation and upon the holder thereof may be obtained by any shareholder upon request at the principal office of the Corporation, and the Corporation will furnish any shareholder, upon request and without charge, a copy of such statement.

WITNESS the Seal of the Corporation and the signatures of its duly authorized officers this ____ day of ____, 2001.


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Secretary                                                         Vice President

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FOR VALUE RECEIVED ___________________ HEREBY SELLS, ASSIGNS, AND TRANSFERS UNTO

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                                     SOCIAL SECURITY OR TAXPAYER IDENTIFYING NO.

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(Name of transferee and mailing address including zip code must be clearly indicated)

_________SHARES REPRESENTED BY THE WITHIN CERTIFICATE, AND DOES HEREBY IRREVOCABLY CONSTITUTE AND APPOINT ___________________________________
ATTORNEY TO TRANSFER THE SAID SHARES ON THE BOOKS OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.
DATED ____________________

IN PRESENCE OF
                -------------------   ------------------   -------------------
                  (Witness)           (Shareholder)        (Shareholder)

NOTICE: THE SIGNATURE ON THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION, ENLARGEMENT OR ANY CHANGE WHATSOEVER.

                            ------------------------

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any state securities laws. The securities may not be offered for sale, sold, transferred or assigned (i) in the absence of (a) an effective registration statement for the securities under the Securities Act of 1933, as amended, and qualification pursuant to any applicable state securities laws or (b) an opinion of counsel, in a generally acceptable form, that registration and qualification are not required under said act or laws or (ii) unless sold pursuant to Rule 144 under said Act. Notwithstanding the foregoing, the securities may be pledged in connection with a bona fide margin account or other loan, repurchase facility, or other financing arrangement secured by the securities.

The securities represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended. Except as otherwise provided by the Corporation's Certificate of Incorporation, no Person may Beneficially Own shares of capital stock in excess of 5% (or such greater percentage as may be determined by the Board of Directors of the Corporation) in value of the outstanding capital stock of the Corporation (unless such Person is an Existing Holder). Separate restrictions regarding Existing Holders are set forth in Article XII of the Certificate of Incorporation of the Corporation. Any Person who attempts to Beneficially Own shares of capital stock in excess of the above limitations must immediately notify the Corporation. Any such Person who is a stockholder of record or a Beneficial Owner of capital stock and each Person who is holding capital stock for a Beneficial Owner, as defined in Article XII of the Certificate of Incorporation of the Corporation, shall provide to the Corporation written notice as required by Article XII of the Certificate of Incorporation of the Corporation. Any shares of capital stock so held may be subject to mandatory redemption or sale in certain events, and certain purported acquisitions of Beneficial Ownership of shares of capital stock in excess of such limitations shall be void AB INITIO and shall result in the automatic exchange of the shares of capital stock represented hereby for shares of Excess Stock which shall be held in trust by the Corporation. A Person who attempts to Beneficially Own shares in violation of the ownership provisions set forth in Section 12.2 of the Corporation's Certificate of Incorporation shall have no claim, cause of action or any other recourse whatsoever against a transferor of such shares. All capitalized terms in this legend not otherwise defined in this legend have the meanings set forth in the Corporation's Certificate of Incorporation, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests.

Notwithstanding the foregoing, the securities represented by this certificate are subject to the terms of that certain Amended and Restated Ownership Limit Waiver Agreement, dated as of May 11, 2001, by and between The Mills Corporation (the "Corporation") and iStar Preferred Holdings LLC, as the same may be amended from time to time. The Ownership Limit Waiver Agreement may render inapplicable certain of the restrictions set forth above.

The securities represented by this certificate are also subject to certain restrictions set forth in that certain Securities Purchase Agreement, dated as of April 27, 2001, as amended by Amendment No. 1, dated as of May 11, 2001, between the Corporation, The Mills Limited Partnership and iStar Preferred Holdings LLC, as the same may be amended from time to time.